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                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Uniphase Corporation of our report dated July 30, 1997, included in the 1997 Annual Report to Stockholders of Uniphase Corporation.

Our audits also included the financial statement schedule of Uniphase Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements pertaining to the Uniphase Corporation 1984 Amended and Restated Stock Option Plan, the Amended and Restated 1993 Flexible Stock Incentive Plan, the 1993 Amended and Restated Employee Stock Purchase Plan and the Uniphase Telecommunications Products, Inc. 1995 Flexible Stock Incentive Plan of our report dated July 30, 1997, with respect to the consolidated financial statements incorporated herein by reference in this Annual Report (Form 10-K) for the year ended June 30, 1997.




                                       \s\ Ernst & Young LLP



San Jose, California
September 24, 1997